Exhibit 99.15

z		{
REVOCABLE PROXY ROCKVILLE FINANCIAL, INC.

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.     By Telephone (using a Touch-Tone Phone); or

2.     By Internet; or

3.     By Mail.

To Vote by Telephone:

Call (866) 416-3842 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m. local time, April 8, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/rckb prior to 3 a.m. local time, April 8, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Against	Abstain			For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger, dated as of November 14, 2013, by and between United Financial Bancorp, Inc. and Rockville Financial, Inc., pursuant to which United will merge with and into Rockville, as more fully described in the joint proxy statement/prospectus (which we refer to as the “Rockville merger proposal”)	☐	☐	☐	3.	A proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Rockville may receive in connection with the merger pursuant to existing agreements or arrangements with Rockville (which we refer to as the “Rockville compensation proposal”);	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
2.	A proposal to adjourn the Rockville special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Rockville merger proposal (which we refer to as the “Rockville adjournment proposal”);	☐	☐	☐	4.

A proposal to approve an amendment to Rockville’s certificate of incorporation that (1) sets the number of directors of Rockville, as the surviving corporation in the merger, in accordance with Rockville’s bylaws and (2) reclassifies the Rockville Board of Directors from a board with four classes of directors serving staggered four-year terms to a board with three classes of directors serving staggered three-year terms (which we refer to as the “Rockville certificate amendment proposal”); and

							☐	☐	☐
					5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
					The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.
						THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

    This proxy will be voted as directed or, if no direction is given, will be voted “FOR” the Rockville merger proposal, “FOR” the Rockville adjournment proposal, “FOR” the Rockville compensation proposal and “FOR” the Rockville certificate amendment proposal.

    If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address above.

x	y

ROCKVILLE FINANCIAL, INC. – SPECIAL MEETING, APRIL 8, 2014

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free (866) 416-3842 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/rckb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Rockville Financial, Inc.

SPECIAL MEETING OF SHAREHOLDERS

April 8, 2014

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned being a shareholder of Rockville Financial, Inc. hereby appoints Michael A. Bars, Jr., David A. Engelson and Rosemarie Novello Papa or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2014 Special Meeting of Shareholders to be held at 10:00 a.m., local time, on April 8, 2014, at Maneeley’s Banquet, Catering & Conference Center, 65 Rye Street, South Windsor, Connecticut 06074, and at any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

Rockville’s Board of Directors has unanimously adopted the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Rockville and its stockholders, and unanimously recommends that Rockville stockholders vote “FOR” the Rockville merger proposal, “FOR” the Rockville adjournment proposal, “FOR” the Rockville compensation proposal and “FOR” the Rockville certificate amendment proposal.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address on the reverse side.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

6976